Exhibit 99.1

Box Reports Record Third Quarter Revenue of $102.8 Million, Up 31% Year-Over-Year

●    Deferred Revenue Up 36% Year-Over-Year

●    GAAP EPS of ($0.30) and Non-GAAP EPS of ($0.14) Improved Significantly

●    Cash Flow from Operations Improved by $10.5 Million Year-Over-Year

REDWOOD CITY, Calif. – November 30, 2016 – Box, Inc. (NYSE:BOX), a leading enterprise content platform, today announced financial results for the third quarter of fiscal 2017, which ended October 31, 2016.

“In the third quarter, we delivered record revenue of $102.8 million, up 31% year-over-year, and continued to improve operational efficiencies throughout the business,” said Aaron Levie, co-founder and CEO of Box. “We reached a significant milestone with our first $100 million quarter. We also hosted our most successful BoxWorks to date and announced a new strategic partnership with Google. With our track record of product innovation and continued momentum with new and existing customers, Box is uniquely positioned to help businesses modernize how they manage information and transform how they work.”

“Our results this quarter were driven by our best-in-class retention rate, strong sales execution, and increased adoption of our newer products,” said Dylan Smith, co-founder and CFO of Box. “We also demonstrated significant progress in cash flow from operations, driving a year-over-year improvement of more than $10 million, and bringing us closer to achieving positive free cash flow in the current quarter.”

Fiscal Third Quarter Financial Highlights

•	Revenue for the third quarter of fiscal 2017 was a record $102.8 million, an increase of 31% from the third quarter of fiscal 2016.

•	Deferred revenue for the third quarter of fiscal 2017 ended at $192.6 million, an increase of 36% from the third quarter of fiscal 2016.

•	Billings in the third quarter of fiscal 2017 were $112.4 million, an increase of 26% from the third quarter of fiscal 2016.

•	GAAP operating loss in the third quarter of fiscal 2017 was $37.8 million, or 37% of revenue. This compares to GAAP operating loss of $55.0 million, or 70% of revenue, in the third quarter of fiscal 2016.

•	Non-GAAP operating loss in the third quarter of fiscal 2017 was $17.3 million, or 17% of revenue. This compares to non-GAAP operating loss of $37.9 million, or 48% of revenue, in the third quarter of fiscal 2016.

•	GAAP net loss per share, basic and diluted, in the third quarter of fiscal 2017 was $0.30 on 128.3 million shares outstanding, compared to $0.45 in the third quarter of fiscal 2016 on 121.8 million shares outstanding.

•	Non-GAAP net loss per share, basic and diluted, in the third quarter of fiscal 2017 was $0.14, compared to $0.31 in the third quarter of fiscal 2016.

•	Net cash used in operating activities in the third quarter of fiscal 2017 totaled $6.8 million. This was a $10.5 million, or 61%, improvement compared to net cash used in operating activities of $17.3 million in the third quarter of fiscal 2016.

•	Free cash flow in the third quarter of fiscal 2017 was negative $10.9 million, compared to negative $37.8 million, in the third quarter of fiscal 2016.

•	Cash, cash equivalents, and restricted cash were $194.9 million as of October 31, 2016, of which $27.1 million was restricted.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures at the end of this press release.

Business Highlights since Last Earnings Release

•	Grew paying customer base to over 69,000 businesses including new or expanded deployments with leading enterprises such as Alexion Pharmaceuticals, the Consumer Financial Protection Bureau, Hertz, HULU, KONICA MINOLTA JAPAN, INC, Southwest Airlines, and the U.S. Department of the Treasury.

•	Announced a new strategic partnership with Google, including deep integrations with G-Suite (formerly Google Docs) and Google Springboard (enterprise search) to bring together Box’s secure content management with Google’s productivity applications and search capabilities.

•	Secured approval of European Union (EU) Binding Corporate Rules, making Box one of very few companies to meet the global gold standard for processing and transferring sensitive information outside of the EU.

•	Revealed an all new Box, which includes Box Relay, enhancements to the core product, and a new version of Box Notes. Box Relay, the first Box product co-developed with IBM, will make it simple for businesses to build, track and manage their workflows, drive productivity and standardize processes across the extended enterprise.

•	Enhanced Box Governance with security classification functionality, allowing users to automatically identify sensitive content in Box and enforce security policies based on a predetermined confidentiality level.

•	Hosted the most successful BoxWorks to date, which attracted over 170 CIOs representing Fortune 1000 companies and featured partners like Amazon, Google, IBM, and Microsoft.

Outlook

•	Issued Q4 FY17 Guidance: Revenue is expected to be in the range of $108 million to $109 million. GAAP and non-GAAP basic and diluted earnings per share is expected to be in the range of ($0.33) to ($0.32) and ($0.14) to ($0.13), respectively. Weighted average basic and diluted shares outstanding is expected to be approximately 130 million.

•	Raised Full Year FY17 Guidance: Revenue is expected to be in the range of $397 million to $398 million, raised from previous guidance of $394 million to $396 million. GAAP basic and diluted earnings per share is expected to be in the range of ($1.24) to ($1.23), raised from previous guidance of ($1.30) to ($1.28). Non-GAAP basic and diluted earnings per share is expected to be in the range of ($0.60) to ($0.59), raised from previous guidance of ($0.69) to ($0.67). Weighted average basic and diluted shares outstanding is expected to be approximately 127 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and certain legal settlement costs. Box has provided a reconciliation of GAAP to non-GAAP earnings per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of Box’s third quarter of fiscal 2017 earnings call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-877-201-0168, (U.S. and Canada), conference ID: 12535958

+ 1-647-788-4901 (international), conference ID: 12535958

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing

+ 1-855-859-2056 (U.S. and Canada), conference ID: 12535958

+ 1-404-537-3406 (international), conference ID: 12535958

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, the demand for its products, its ability to scale its business, its ability to achieve positive free cash flow, profitability, planned product enhancements, benefits of such product enhancements, and success of strategic partnerships, as well as expectations regarding revenue, GAAP and non-GAAP earnings per share, the related components of GAAP and non-GAAP earnings per share, and weighted average basic and diluted outstanding share count expectations for Box’s fiscal fourth quarter and full fiscal year 2017 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud-based Enterprise Content Management market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions or expand their use of Box’s services; (8) Box’s ability to provide timely and successful enhancements, new features and modifications to its platform and services; (9) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (10) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended July 31, 2016. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP measure and certain key metrics to their nearest comparable GAAP measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management’s internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors’ operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based expense, if Box did not pay a portion of compensation in the form of stock-based expense, the cash salary expense included in cost of revenue and operating expenses would be higher which would affect Box’s cash position.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although stock-

based compensation is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss and non-GAAP net loss per share. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average outstanding shares. Box excludes other special items because they are considered by management to be outside Box’s core operating results.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue in that period to revenue. Billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue and deferred revenue, both of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash (used in) provided by operating activities less purchases of property and equipment, principal payments of capital lease obligations, and other items that did not or are not expected to require cash settlement and which management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Historically, these items have included restricted cash used to guarantee a significant letter of credit for Box’s Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box’s business and strengthening its balance sheet; but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures.

About Box

Founded in 2005, Box (NYSE:BOX) is transforming the way people and organizations work so they can achieve their greatest ambitions. As a leading enterprise content platform, Box helps more than 69,000 businesses, including AstraZeneca, General Electric, P&G and The GAP securely access and manage their critical information in the cloud. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com/

Contacts

Investors:

Stephanie Wakefield

VP, Investor Relations

+1 650-209-3463

swakefield@box.com

Alice Kousoum Lopatto

Sr. Manager, Investor Relations

+1 650-209-3467

alopatto@box.com

Media:

Denis Roy, Box

+1 650-543-6926

press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31,	January 31,
	2016	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$167,800	$185,741
Marketable securities	—	7,379
Accounts receivable, net	85,995	99,542
Prepaid expenses and other current assets	12,770	14,729
Deferred commissions	10,599	12,603

Total current assets	277,164	319,994
Property and equipment, net	113,379	120,492
Intangible assets, net	975	3,895
Goodwill	16,293	14,301
Restricted cash	27,134	27,952
Other long-term assets	8,427	10,854

Total assets	$443,372	$497,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,926	$9,862
Accrued compensation and benefits	19,172	35,631
Accrued expenses and other current liabilities	20,425	31,926
Capital lease obligations	10,769	4,698
Deferred revenue	179,456	168,051
Deferred rent	410	298

Total current liabilities	240,158	250,466
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	14,707	7,316
Deferred revenue, non-current	13,142	18,362
Deferred rent, non-current	44,640	41,674
Other long-term liabilities	1,851	1,769

Total liabilities	354,498	359,587

Stockholders’ equity:
Common stock	13	12
Additional paid-in capital	937,317	871,491
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(28)	(84)
Accumulated deficit	(847,251)	(732,341)

Total stockholders’ equity	88,874	137,901

Total liabilities and stockholders’ equity	$443,372	$497,488

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Revenue	$102,811	$78,651	$288,679	$217,722
Cost of revenue(1)(2)	27,115	23,630	82,576	61,419

Gross profit	75,696	55,021	206,103	156,303
Operating expenses:
Research and development(2)	29,652	26,324	84,824	75,911
Sales and marketing(2)	66,796	63,972	186,454	178,927
General and administrative(1)(2)	16,999	19,757	49,087	52,904

Total operating expenses	113,447	110,053	320,365	307,742

Loss from operations	(37,751)	(55,032)	(114,262)	(151,439)
Interest expense, net	(222)	(30)	(587)	(773)
Other (expense) income, net	(22)	165	609	57

Loss before provision for income taxes	(37,995)	(54,897)	(114,240)	(152,155)
Provision for income taxes	238	220	670	420

Net loss	$(38,233)	$(55,117)	$(114,910)	$(152,575)

Net loss per common share, basic and diluted	$(0.30)	$(0.45)	$(0.91)	$(1.27)

Weighted-average shares used to compute net loss per share, basic and diluted	128,275	121,796	126,712	120,537

(1) Includes intangible assets amortization as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cost of revenue	$506	$1,431	$2,804	$4,010
General and administrative	39	39	116	117

Total intangible assets amortization	$545	$1,470	$2,920	$4,127

(2) Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cost of revenue	$1,986	$1,272	$5,328	$3,164
Research and development	7,730	6,455	21,602	18,021
Sales and marketing	6,744	5,005	18,390	14,030
General and administrative	3,457	2,672	9,750	7,632

Total stock-based compensation	$19,917	$15,404	$55,070	$42,847

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,233)	$(55,117)	$(114,910)	$(152,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,710	9,936	31,515	28,967
Stock-based compensation expense	19,917	15,404	55,070	42,847
Amortization of deferred commissions	4,251	3,974	13,627	11,502
Other	13	457	96	557
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(10,825)	(10,321)	13,547	(10,194)
Deferred commissions	(3,667)	(3,729)	(10,073)	(11,896)
Prepaid expenses and other assets, current and noncurrent	1,670	1,565	4,107	(25,547)
Accounts payable	2,353	(6,989)	2,069	1,879
Accrued expenses and other liabilities	(1,036)	(937)	(20,250)	626
Deferred rent	424	17,616	3,078	21,558
Deferred revenue	9,594	10,798	6,185	21,090

Net cash used in operating activities	(6,829)	(17,343)	(15,939)	(71,186)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	—	—	—	(112,521)
Sales of marketable securities	—	63,062	240	66,911
Maturities of marketable securities	—	13,492	7,057	20,145
Purchases of property and equipment	(1,892)	(19,998)	(13,639)	(47,842)
Proceeds from sale of property and equipment	8	—	84	—
Acquisitions and purchases of intangible assets, net of cash acquired	—	(53)	—	(271)

Net cash (used in) provided by investing activities	(1,884)	56,503	(6,258)	(73,578)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of initial public offering costs	—	—	—	(2,172)
Payment of borrowing costs	—	—	(93)	—
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	3,388	2,734	7,603	5,148
Proceeds from issuances of common stock under employee stock purchase plan	6,710	10,282	15,726	10,282
Employee payroll taxes paid related to net share settlement of restricted stock units	(4,726)	(2,105)	(13,594)	(8,292)
Payments of capital lease obligations	(2,178)	(508)	(5,439)	(928)

Net cash provided by financing activities	3,194	10,403	4,203	4,038
Effect of exchange rate changes on cash and cash equivalents	(12)	13	53	(15)

Net (decrease) increase in cash and cash equivalents	(5,531)	49,576	(17,941)	(140,741)
Cash and cash equivalents, beginning of period	173,331	140,119	185,741	330,436

Cash and cash equivalents, end of period	$167,800	$189,695	$167,800	$189,695

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
	(in thousands)		(in thousands)
GAAP operating loss	$(37,751)	$(55,032)	$(114,262)	$(151,439)
Stock-based compensation	19,917	15,404	55,070	42,847
Intangible assets amortization	545	1,470	2,920	4,127
Expenses related to a legal verdict(1)	—	299	(1,664)	1,277

Non-GAAP operating loss	$(17,289)	$(37,859)	$(57,936)	$(103,188)

GAAP operating margin	(37)%	(70)%	(40)%	(70)%
Stock-based compensation	19	20	19	20
Intangible assets amortization	1	2	1	2
Expenses related to a legal verdict(1)	—	—	(1)	1

Non-GAAP operating margin	(17)%	(48)%	(21)%	(47)%

GAAP net loss	$(38,233)	$(55,117)	$(114,910)	$(152,575)
Stock-based compensation	19,917	15,404	55,070	42,847
Intangible assets amortization	545	1,470	2,920	4,127
Expenses related to a legal verdict(1)	—	299	(1,664)	1,277

Non-GAAP net loss	$(17,771)	$(37,944)	$(58,584)	$(104,324)

GAAP net loss per share, basic and diluted	$(0.30)	$(0.45)	$(0.91)	$(1.27)
Stock-based compensation	0.16	0.13	0.43	0.36
Intangible assets amortization	—	0.01	0.02	0.03
Expenses related to a legal verdict(1)	—	—	—	0.01

Non-GAAP net loss per share, basic and diluted	$(0.14)	$(0.31)	$(0.46)	$(0.87)

Weighted-average shares outstanding, basic and diluted	128,275	121,796	126,712	120,537

GAAP net cash used in operating activities	$(6,829)	$(17,343)	$(15,939)	$(71,186)
Restricted cash used to guarantee a letter of credit for Redwood City HQ	—	—	—	25,000
Purchases of property and equipment	(1,892)	(19,998)	(13,639)	(47,842)
Payments of capital lease obligations	(2,178)	(508)	(5,439)	(928)

Free cash flow	$(10,899)	$(37,849)	$(35,017)	$(94,956)

(1)	Included in general and administrative expenses in the condensed consolidated statements of operations.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
GAAP revenue	$102,811	$78,651	$288,679	$217,722
Deferred revenue, end of period	192,598	141,147	192,598	141,147
Less: deferred revenue, beginning of period	(183,004)	(130,349)	(186,413)	(120,057)

Billings	$112,405	$89,449	$294,864	$238,812

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE GUIDANCE

(In thousands)

(unaudited)

	For the Three Months Ended January 31, 2017	For the Year Ended January 31, 2017
GAAP net loss per share range, basic and diluted	$(0.33-0.32)	$(1.24-1.23)
Stock-based compensation	0.19	0.62
Intangible assets amortization	—	0.03
Expenses related to legal verdict (1)	—	(0.01)

Non-GAAP net loss per share range, basic and diluted	$(0.14-0.13)	$(0.60-0.59)

Weighted average shares outstanding, basic and diluted	129,853	127,475

(1)	Included in general and administrative expenses in the condensed consolidated statements of operations.